EXHIBIT 99.1


                        [VLASIC FOODS INTERNATIONAL LOGO]




                                                        CONTACT: Kevin G. Lowery
                                                                 (856) 969-7417


           VLASIC FOODS TO SELL ITS PICKLE, FROZEN FOOD, AND BBQ SAUCE

                     BUSINESSES TO HICKS, MUSE, TATE & FURST

            Deal Supported by Creditor Committee and Senior Lenders.

           Secured Creditors Expected To Be Paid In Full; Substantial
                      Distribution To Unsecured Creditors.

         Agreement Subject to Court-Supervised, Competitive Bid Process.

         CHERRY HILL, NJ - APRIL 3, 2001 - Vlasic Foods International (OTCBB:
VLFIQ) today announced that it has reached an agreement to sell the assets of all of its North American businesses - "Swanson" frozen foods, "Open Pit" barbecue sauce and its namesake "Vlasic" pickles and condiments - to Hicks, Muse, Tate & Furst (HMTF) for $370 million plus warrants to purchase 15% of the common stock of the acquiring entity and additional consideration.

         Vlasic commenced bankruptcy proceedings on January 29, 2001 to effect the terms of an earlier agreement to sell the "Vlasic" pickles and condiments and "Open Pit" barbecue sauce businesses to H.J. Heinz Company for an adjusted price of approximately

$174 to $179 million. Today the company said that the Heinz agreement had been terminated according to its terms in order to permit implementation of the HMTF agreement.

         The HMTF agreement is subject to approval of the U.S. Bankruptcy Court at a hearing scheduled for May 9, 2001. The agreement has the support of Vlasic's senior lenders and its official committee of unsecured creditors.

         The Bankruptcy Court also set a hearing date of April 17, 2001 to approve procedures under which competing bids for the businesses may be considered. Under the proposed procedures, competing bids must be received by the company no later than May 3, 2001.

         David Pauker, managing director of Goldin Associates, a nationally recognized turnaround manager retained by Vlasic Foods to oversee the implementation of a financial restructuring, said, "The agreement with HMTF for the sale of our North American businesses should enable us to pay our senior lenders in full and make a substantial distribution to our bondholders and other unsecured creditors. It will enable the businesses to remain independent and our management team and employees to continue to work together to grow our brands.

         "With C. Dean Metropoulos, HMTF's partner in food acquisitions, and the outstanding talent at Vlasic Foods, the `Swanson,' `Open Pit,' and `Vlasic' businesses should now be in a position to truly flourish," added Pauker. "HMTF has the resources to make additional food acquisitions to complement and leverage the strengths of our existing brands."

         The three businesses being sold to HMTF have combined sales of approximately $750 million. The businesses have four manufacturing facilities: frozen food plants in Omaha, Neb., and Fayetteville, Ark.; and pickle and condiment plants in Millsboro, Del., and Imlay City Mich. The businesses have approximately 2,700 full-time and 550 seasonal employees, including approximately 170 at its headquarters in Cherry Hill, NJ.

         On March 13, Vlasic Foods announced its agreement to sell its two businesses in the United Kingdom - "Freshbake" frozen foods and "SonA" canned and jarred fruits, vegetables and beans - to separate parties. The Court is expected to approve those sales this week.




================================================================================

FORWARD LOOKING STATEMENT

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements, including those relating to planned divestitures, financial restructuring, financing, and the strategic review process are reasonable. However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to disclaim future events and developments.